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                                                                     EXHIBIT 5.1

                    [LINDQUIST & VENNUM P.L.L.P. LETTERHEAD]
                                 4200 IDS Center
                               80 South 8th Street
                              Minneapolis, MN 55402

                                February 26, 2003

Iroquois Bio-Energy Company, LLC
6317 East 181st Avenue
Hebron, IN 46341-9302

         Re: Opinion of Counsel as to Legality of Units to Be Registered Under The Securities Act of 1933

Dear Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form SB-2 (the "Registration Statement") of 25,000,000 Units, no par value per unit, of Iroquois Bio-Energy Company, LLC, an Indiana limited liability company (the "Company").

         As counsel for the Company, we advise you that it is our opinion, based on the opinion of The Law Office of Ned J. Tonner (A Professional Corporation) dated February 26, 2003, which opinion is attached as Exhibit 5.2 to the Registration Statement, and on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the Units to be offered will, when issued and paid for in accordance with the terms of the Registration Statement, be validly issued, fully paid and non-assessable Units of the Company under the limited liability company laws of the State of Indiana.

         In connection with our examination, we have assumed that the signatures on all executed documents are genuine, all copies conform to the originals, and all certificates containing relevant facts are correct. In rendering this opinion, we have relied as to matters of fact upon certificates from officers of the Company and other sources we believe to be reliable.

         The opinion set forth herein is given as of the date hereof and is expressly limited to the matters stated. We are delivering this opinion to the Company solely to satisfy the requirement of the Securities and Exchange Commission set forth in Item 601(a) and Item 601(b)(5)(i) of Regulation S-B under the Securities Act.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to the Units under the Securities Act of 1933 and to the reference to our firm in the Registration Statement.

                                             Very truly yours,

                                             LINDQUIST & VENNUM P.L.L.P.

                                             /s/ LINDQUIST & VENNUM P.L.L.P.